UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 17, 2019

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

383 Madison Avenue New York, New York		10179
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2019, JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) announced that Jennifer A. Piepszak, 49, will succeed Marianne Lake as Chief Financial Officer of the Firm and will become a member of the Firm’s Operating Committee. Ms. Piepszak currently serves as Chief Executive Officer (“CEO”) of the Firm’s Card Services business, a position she has held since 2017, and from 2015-2017 served as the CEO of the Firm’s Business Banking business. Prior to that, from 2010-2014 Ms. Piepszak served in various other roles within the Firm's Consumer & Community Bank including Chief Financial Officer of Mortgage Banking, Controller of Mortgage Banking and Controller of the Retail Financial Services business. Ms. Piepszak began her career at JPMorgan Chase in the Corporate & Investment Bank where she held various controller and chief financial officer roles from 1994-2010, including within the interest rate securities, interest rate derivatives, credit portfolio, proprietary positioning/principal investment management and equities and prime services businesses.
Ms. Piepszak joined JPMorgan Chase in 1994.
JPMorgan Chase also announced that Ms. Lake will become Chief Executive Officer of Consumer Lending, which includes Card Services, Home Lending and Auto Finance, and will remain a member of the Firm’s Operating Committee.
These changes will be effective on May 1, 2019.

A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	JPMorgan Chase & Co. press release dated April 17, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Molly Carpenter
Molly Carpenter
Corporate Secretary

Dated:	April 17, 2019

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